Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Utz Brands, Inc. (the “Company”) on Form 10-Q for the period ending September 27, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Howard Friedman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of section 13(a) or 15(D) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 6, 2026

By:     /s/ Howard Friedman
Name:     Howard Friedman
Title:     Chief Executive Officer